UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2004

INTERWOVEN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27389 (Commission File Number)	77-0523543 (IRS Employer Identification No.)

803 11TH Avenue, Sunnyvale, CA (Address of principal executive offices)	94089 (Zip code)

Registrant’s telephone number, including area code: (408) 774-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On September 9, 2004, Interwoven Inc. (“Interwoven” or the “Company”) and Ariba, Inc. (“Ariba”) entered into an amendment of the Amended and Restated Ariba Plaza Sublease dated August 6, 2001 between Ariba and Interwoven (the “Amendment”). The Amendment was subject to certain closing conditions. On November 2, 2004, Interwoven announced that all of the required closing conditions had been met and the Amendment was effective. Under the Amendment, Interwoven relinquished its rights to occupy approximately 89,000 square feet of currently unoccupied space and paid Ariba approximately $12.3 million. Interwoven will be relieved of its obligation to pay rent and operating expenses on that abandoned space for the remaining term of the sublease, which ends July 31, 2007. As a result of the effectiveness of the Amendment, Interwoven will adjust its previously reported results calculated in accordance with generally accepted accounting principles for the three months ended September 30, 2004 by reducing its previously reported net loss from $2.6 million or $0.06 per share to $1.5 million or $0.04 per share, and from a net loss of $25.2 million, or $0.62 cents per share, to a net loss of $24.1 million, or $0.60 per share, for the nine months ended September 30, 2004. Additionally, the Company reclassified approximately $8.9 million of its restructuring and excess facilities accrual from a long-term liability to a current liability in its September 30, 2004 consolidated balance sheet to reflect payment of the Amendment amount in November 2004.

     The information contained in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 2, 2004.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.

	By:	/s/ JOHN E. CALONICO, JR.

November 2, 2004		John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated November 2, 2004.*

*	This exhibit is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of Interwoven, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in the filing.